SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

               PURSUANT TO SECTION 13, OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  JULY 2, 1997


                             HOMEOWNERS GROUP, INC.
                      (Exact name as specified in charter)


           DELAWARE                    0-17338                65-0033743
(State or other jurisdiction         (Commission            (IRS Employer
       of incorporation)             File Number)           Identification No.)

         400 SAWGRASS CORPORATE PARKWAY, SUNRISE, FLORIDA        33325
         (Address of principal executive offices)            (Zip code)


         Registrant's telephone number, including area code   (954) 845-9100


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ITEM 5.  OTHER EVENTS

On July 2, 1997, the Company and The Cross Country Group, Inc. entered into a Third Amendment to the Agreement and Plan of Merger dated May 14, 1996 (the "Merger Agreement"). Pursuant to this Third Amendment, the Merger Agreement will remain in effect through July 31, 1997. The companies are currently engaged in discussions in an attempt to agree to further modifications to the Merger Agreement.

In conjunction with the Third Amendment to the Agreement and Plan of Merger, the Company and Cross Country have also entered into a Second Amendment to Agreement for Satisfaction of Judgment (the "Second Amendment"), pursuant to which a certain Cross Country affiliate has extended the date through which the affiliate has agreed, under certain conditions, to take no actions to collect on its judgment, through July 31, 1997. Under the Second Amendment, Cross Country has also agreed, under certain conditions, to accept the reduced amount of approximately $2.7 million, plus interest, in full and complete satisfaction of the judgment. One of the conditions of acceptance of such reduced amount is that payment is made in full no later than the closing of the Merger Agreement or July 31, 1997, whichever occurs first.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HOMEOWNERS GROUP, INC.

   JULY 7, 1997                         /s/ C. GREGORY MORRIS
       (Date)                           -----------------------
                                        C. Gregory Morris
                                        Chief Financial Officer

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                                    EXHIBITS



Exhibit 20.2      Third Amendment to Agreement and Plan of Merger

Exhibit 20.3      Second Amendment to Agreement for Satisfaction of Judgment


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